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                                                                  EXHIBIT NO. 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement No. 333-08609 of Greene County Bancshares, Inc. of our report dated January 16, 2004 on the consolidated financial statements of Greene County Bancshares, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 as included in the registrant's annual report on Form 10-K.

                                               /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
March 8, 2004

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